As filed with the Securities and Exchange Commission on March 19, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACRIVON THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	82-5125532
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

480 Arsenal Way, Suite 100

Watertown, Massachusetts 02472

(Address of principal executive offices) (Zip code)

Acrivon Therapeutics, Inc. 2022 Equity Incentive Plan

Acrivon Therapeutics, Inc. 2022 Employee Stock Purchase Plan

(Full title of the plans)

Peter Blume-Jensen, M.D., Ph.D.

Chief Executive Officer and President

Acrivon Therapeutics, Inc.

480 Arsenal Way, Suite 100

Watertown, Massachusetts 02472

(Name and address of agent for service)

(617) 207-8979

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Acrivon Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering (a) 1,582,443 shares of the Registrant’s Common Stock, par value $0.001 per share (the “Common Stock”) issuable to eligible persons under the Acrivon Therapeutics, Inc. 2022 Equity Incentive Plan (the “2022 Plan”), which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 17, 2022 (File No.  333-268426), March 29, 2023 (File No.  333-270923), March 29, 2024 (File No.  333-278365) and March 28, 2025 (File No.  333-286208) and (b) 316,488 shares of Common Stock issuable to eligible persons under the Acrivon Therapeutics, Inc. 2022 Employee Stock Purchase Plan (the “2022 ESPP”), which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed with the Commission on November 17, 2022 (File No. 333-268426), March 29, 2023 (File No.  333-270923), March 29, 2024 (File No.  333-278365) and March 28, 2025 (File No.  333-286208) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the 2022 Plan and the 2022 ESPP, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 19, 2026 (the “2025 Annual Report”);

(b)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 8, 2026 and March 2, 2026; and

(c)

The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on November 7, 2022 (File No. 001-41551) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to the 2025 Annual Report.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-41551) filed with the Securities and Exchange Commission on November 17, 2022).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-41551) filed with the Securities and Exchange Commission on November 17, 2022).

4.3	2022 Equity Incentive Plan and Forms of Stock Option Grant Notice, Stock Option Agreement, Notice of Exercise, Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-267911), filed with the Securities and Exchange Commission on November 3, 2022).

4.4	2022 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-267911), filed with the Securities and Exchange Commission on November 3, 2022).

5.1*	Opinion of Sidley Austin LLP with respect to the validity of issuance of securities.

23.1*	Consent of Sidley Austin LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

107*	Calculation of Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts, on this 19th day of March, 2026.

Acrivon Therapeutics, Inc.

By:	/s/ Peter Blume-Jensen
Peter Blume-Jensen, M.D., Ph.D.
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter Blume-Jensen and Adam Levy, and each of them, as his or her true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Blume-Jensen	Chief Executive Officer, President and Chairman of the Board
Peter Blume-Jensen, M.D., Ph.D.	(Principal Executive Officer)	March 19, 2026

/s/ Adam Levy	Chief Financial Officer
Adam Levy, Ph.D., M.B.A.	(Principal Financial Officer)	March 19, 2026

/s/ Katharine Peterson	Chief Accounting Officer
Katharine Peterson	(Principal Accounting Officer)	March 19, 2026

/s/ Charles Baum	Director	March 19, 2026
Charles Baum, M.D., Ph.D.

/s/ Derek DiRocco	Director	March 19, 2026
Derek DiRocco, Ph.D.

/s/ Ivana Magovcevic-Liebisch	Director	March 19, 2026
Ivana Magovcevic-Liebisch, Ph.D., J.D.

/s/ Kristina Masson	Executive Vice President, Business Operations, Director	March 19, 2026
Kristina Masson, Ph.D., M.B.A.

/s/ Santhosh Palani Santhosh Palani, Ph.D., CFA	Director	March 19, 2026

/s/ Sharon Shacham Sharon Shacham, Ph.D., M.B.A.	Director	March 19, 2026

/s/ Michael Tomsicek	Director	March 19, 2026
Michael Tomsicek, M.B.A.